Cerence Inc.

25 Mall Road

4th floor, Suite # 416

Burlington, MA 01803

USA

cerence.com

Exhibit 10.34

August 16, 2024

Nils Schanz

Dear Nils,

Congratulations! It is with great pleasure that I confirm the offer to promote you to the position of Executive Vice President Product & Technology of Cerence, Inc. (“Cerence” or the “Company”).

Your promotion will be effective on August 1, 2024 (the “Promotion Date”).

You will continue to report to Stefan Ortmanns, the Company’s Chief Executive Officer. Your work location will continue to be our Sindelfingen, Germany office.

Your new compensation and benefits package is as follows:

Base Salary and Employment Status

Starting on Promotion Date, your starting base salary for this €416,000 on an annualized basis.

Bonus Program (“STIP")

In addition to your base salary, you will continue to be eligible to participate in the Cerence Short Term Incentive Plan (“STIP”) at 50% of your base salary until the Promotion Date, at which time the target STIP award will be increased to 75% of your base salary, prorated for the current fiscal year based on the Promotion Date. The STIP coincides with Cerence’s fiscal year, which is October 1st through September 30th. Eligibility to participate and any payment under the STIP will be at the Company’s discretion, and the Company has the right to vary, suspend, revoke, or replace the STIP at any time.

Severance

Your Change of Control and Severance Agreements signed November 6, 2022 are unchanged.

Restrictive Covenants

Your Confidential Information, Inventions and Non-Competition Agreement and any other restrictive covenants that you entered in connection with your employment with Cerence are unchanged.

Taxes

All forms of compensation are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You are encouraged to obtain your own tax advice regarding your compensation from the Company. You acknowledge and agree that the Company does not have a duty to design its compensation policies or offer to you in a manner that minimizes your tax liabilities.

If you have further questions regarding our offer, please contact me at (781) 265-8590. On behalf of the Company, I wish you a long and rewarding career with Cerence.

Sincerely,

Sachin Sahney

SVP Chief Human Resources Officer

I ACKNOWLEDGE THAT I HAVE RECEIVED, I UNDERSTAND AND THAT I AGREE TO THIS LETTER OF PROMOTION:

/s/ Nils Schanz	August 17, 2024
Nils Schanz	Date
Signature